UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052-8039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification of Rights of Security Holders.

As reported in Item 5.07 below, on March 12, 2020, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Applied Materials, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s shareholders approved an amendment and restatement of the Company’s Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to allow shareholders to act by written consent. The Amended and Restated Certificate of Incorporation, which also included a change of the Company’s registered agent in Delaware, became effective upon its filing with the Secretary of State of the State of Delaware on March 16, 2020.

In connection with the approval of the Amended and Restated Certificate of Incorporation, the Board adopted conforming amendments to the Company’s Amended and Restated Bylaws to implement the right for shareholders to act by written consent, which became effective on March 16, 2020.

The foregoing descriptions of the amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by the full texts of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2020, amendments to the Company’s Amended and Restated Bylaws became effective. The Amended and Restated Bylaws were amended as described in the second paragraph of Item 3.03, which paragraph is incorporated in this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on March 12, 2020. At the Annual Meeting, the Company’s shareholders cast their votes on four proposals, as set forth below.

Proposal 1. Election of Directors.

Name of Nominee	For	Against	Abstain	Broker Non- Votes
Judy Bruner	681,049,164	12,450,971	770,698	108,879,354
Xun (Eric) Chen	691,671,818	1,770,934	828,081	108,879,354
Aart J. de Geus	679,084,563	14,353,011	833,259	108,879,354
Gary E. Dickerson	687,734,562	5,806,397	729,874	108,879,354
Stephen R. Forrest	684,138,505	9,286,866	845,462	108,879,354
Thomas J. Iannotti	665,504,763	27,892,519	873,551	108,879,354
Alexander A. Karsner	675,105,029	18,281,124	884,680	108,879,354
Adrianna C. Ma	692,351,470	1,102,536	816,827	108,879,354
Yvonne McGill	691,855,723	887,351	1,527,759	108,879,354
Scott A. McGregor	692,698,152	665,191	907,490	108,879,354

Each of the ten nominees was elected to serve as a director for a one-year term and until he or she is succeeded by another qualified director who has been elected, or, if earlier, until his or her death, resignation or removal.

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers for Fiscal Year 2019.

For	Against	Abstain	Broker Non-Votes
668,576,433	24,325,685	1,368,715	108,879,354

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020.

For	Against	Abstain
787,405,537	13,983,975	1,760,675

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2020 was ratified.

Proposal 4. Approval of an Amendment and Restatement of the Company’s Certificate of Incorporation To Allow Shareholders To Act By Written Consent.

For	Against	Abstain	Broker Non-Votes
685,778,867	7,598,886	893,080	108,879,354

The amendment and restatement of the Company’s Certificate of Incorporation to allow shareholders to act by written consent was approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Applied Materials, Inc.

3.2	Amended and Restated Bylaws of Applied Materials, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Dated: March 16, 2020

	By:	/s/ Christina Y. Lai
Christina Y. Lai Corporate Secretary